As filed with the Securities and Exchange Commission on August 10, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 8, 2016

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 8.01. Other Events.

On August 9, 2016, B&G Foods issued a press release announcing the pricing of our public offering of 3,750,000 shares of our common stock at a price to the public of $49.00  per share.  The offering is expected to close on August 12, 2016.

The shares will be issued pursuant to B&G Foods’ effective shelf registration statement on Form S-3 (File No. 333-212975), filed with the Securities and Exchange Commission on August 8, 2016 and prospectus supplement, dated August 9, 2016, filed with the Securities and Exchange Commission on August 10, 2016 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

In connection with the offering, B&G Foods has entered into an underwriting agreement, dated as of August 8, 2016, with Barclays Capital Inc., RBC Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated relating to the issuance and sale to the underwriters of 3,750,000 shares of common stock.  Pursuant to the underwriting agreement, B&G Foods also granted to the underwriters an option for a period of 30 days to purchase up to an additional 550,000 shares of common stock.

After deducting underwriting discounts and commissions and other estimated offering expenses, B&G Foods will receive net proceeds of approximately $179.9 million.  B&G Foods intends to use the net proceeds from the offering for general corporate purposes, which could include, among other things, repayment of long term debt or possible acquisitions.

The underwriting agreement contains customary representations and warranties, closing conditions and indemnification obligations. A copy of the underwriting agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

A copy of the press release announcing the pricing of the public offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

A copy of the legal opinion of Dechert LLP, relating to the validity of the shares to be issued in the public offering, is filed as Exhibit 5.1 to this report and is filed with reference to, and is hereby incorporated by reference into, the registration statement referred to above.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

1.1                               Underwriting Agreement, dated as of August 8, 2016, between B&G Foods, Inc. and Barclays Capital Inc., RBC Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1                               Opinion of Dechert LLP, dated August 10, 2016

23.1                        Consent of Dechert LLP (included in Exhibit 5.1)

99.1                        Press Release dated August 9, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: August 10, 2016	By:	/s/ Scott E. Lerner
Scott E. Lerner Executive Vice President, General Counsel and Secretary